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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                       INTERNATIONAL TOTAL SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                OHIO                                    34-1264201
     (State of Incorporation or                    (I.R.S. Employer
            Organization)                          Identification No.)

            Crown Centre
         5005 Rockside Road
         Independence, Ohio                               44131
(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file to which this form relates:
333-29463 (if applicable)
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        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                   Name of Each Exchange on Which
    to be so Registered                   Each Class is to be Registered
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        None                                            N/A


        Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Shares, without par value
                                (Title of Class)
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The Registrant's Common Shares, without par value (the "Common Shares"), are to be registered. The description of the Common Shares as set forth under the captions "Dividend Policy," "Management" and "Description of Capital Shares" in the Registrant's Registration Statement on Form S-1 (No. 333-29463), filed with the Securities and Exchange Commission (the "Commission") on June 18, 1997, as amended by Amendment No. 1, dated August 15, 1997, and by Amendment No. 2, dated August 28, 1997, and as may be further amended from time to time (the "Registration Statement"), is incorporated herein by reference.

Item 2.   EXHIBITS

EXHIBIT            DESCRIPTION

  1 Amended and Restated Articles of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3.1(i) of the Registrant's Registration Statement on Form S-1 (Registration No. 333-29463).

  2 Form of Amended and Restated Code of Regulations of the Registrant is incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-29463).

  3 Specimen Certificate representing Common Shares is incorporated herein by reference to Exhibit 4 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-29463).





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                                    SIGNATURE

                   Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         INTERNATIONAL TOTAL SERVICES, INC.



                                         By: /s/ Scott E. Brewer
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                                            Name:  Scott E. Brewer
                                            Title: Secretary

September 12, 1997